SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

May 18, 2015
(Date of earliest event reported)

Farmers & Merchants Bancorp
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000 – 26099	94-3327828
(Commission File Number)	(IRS Employer Identification No.)

111 West Pine Street, Lodi, California 95240
(Address of principal executive offices) (Zip Code)

(209) 367-2300
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changes since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(C))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 18, 2015, Farmers & Merchants Bancorp (the “Company”) held its Annual Meeting of Stockholders (the “Meeting”) for which the Board of Directors solicited proxies. A quorum of stockholders was present, consisting of a total of 510,240 shares or 64.9% of shares outstanding. The following items were voted on during the Meeting:

1. Election of Directors

The seven nominees listed below were elected and the results of the election were as follows:

Name	Votes For	% of Voted Shares	Votes Withheld	% of Voted Shares
Stewart C. Adams, Jr.	505,070	99.0%	5,170	1.0%
Edward Corum, Jr.	507,970	99.6%	2,270	0.4%
Bruce A. Mettler	507,970	99.6%	2,270	0.4%
Kevin Sanguinetti	504,373	98.9%	5,867	1.1%
Kent A. Steinwert	502,695	98.5%	7,545	1.5%
Calvin (Kelly) Suess	507,970	99.6%	2,270	0.4%
Gary J. Long	506,382	99.2%	3,855	0.8%

Item 8.01 Other Events

Attached as Exhibit 20 and incorporated herein by reference is a chart from the program for the 2015 Annual Meeting of Stockholders held on May 18, 2015. This chart presents annualized shareholder returns for the eighteen year period from 1997 through 2014.

On May 18, 2015, Farmers & Merchants Bancorp announced the Board of Directors’ declaration of a mid-year cash dividend, a copy of which is included as Exhibit 99 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(c)	Exhibits:

20	Chart from the program for the 2015 Annual Meeting of Stockholders.

99	Press release announcing the Board of Directors of Farmers & Merchants Bancorp’s declaration of a mid-year cash dividend.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FARMERS & MERCHANTS BANCORP

By	/s/ Stephen W. Haley
Stephen W. Haley
Executive Vice President
& Chief Financial Officer

Date: May 22, 2015